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                                                                    Exhibit 10.3
                            COLLATERAL ASSIGNMENT

     COLLATERAL ASSIGNMENT (this "Assignment") dated January 14, 2000 from CLINICAL NEURO SYSTEMS HOLDINGS LLC, a Delaware limited liability company (the "Assignor"), to CLINICAL NEURO SYSTEMS, INC., a Delaware corporation ("CNS"), and GEORGE J. CONNELL ("Connell"; together with CNS, the
"Assignee").

                                  BACKGROUND

     A. The Assignor and the Assignee are parties to an Asset Purchase Agreement dated as of January 14, 2000 (the "Asset Purchase Agreement"), pursuant to which the Assignor is purchasing substantially all of the assets of CNS for $4,004,000 in cash plus a secured promissory note (the "CNS Note") in the principal amount of $2,800,000.

     B. Assignor is the holder of a subordinated promissory note payable to Assignor by its sole member, Integra LifeSciences Corporation ("Integra"), in the principal sum of $2,800,000 (the "Integra Note"), which represents a contribution of capital by Integra to Assignor, its wholly owned subsidiary.

     C. Assignor intends to secure its obligations under the CNS Note, in part, by assigning the Integra Note to Assignee as collateral pursuant to this Agreement.

     D. CNS is willing to accept the CNS Note in payment of a portion of the purchase price under the Asset Purchase Agreement only on the condition that the Assignor executes and delivers this collateral assignment of the Integra Note to Assignee.

     E. CNS intends to liquidate and dissolve promptly after the date of this Agreement, whereupon CNS intends to distribute the CNS Note and the Integra Note and its rights under the Asset Purchase Agreement and this Agreement to George J. Connell as its sole stockholder, and upon such distribution, George
J. Connell shall be the sole Assignee hereunder.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Assignment.

        (a) As security for the repayment of the CNS Note and the performance and satisfaction of all other obligations of the Assignor under the CNS Note, Assignor hereby collaterally assigns, transfers and sets over to the Assignee and grants to the Assignee a security interest in and to all of Assignor's right, title, and interest in and to the Integra Note and all monies due and to become due under the Integra Note, and all rights, remedies and benefits arising thereunder, with full power and right in the Assignee's own name or in Assignor's name


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to take all such legal or other action as may be necessary to enforce the provisions of the Integra Note;

        (b) Upon the occurrence and during the continuance of an event of default under the CNS Note, Assignor irrevocably appoints the Assignee its attorney, with power of substitution, to sue for, receive, collect, compromise and adjust, and give releases for the monies due or to become due, and authorizes and empowers the Assignee to endorse Assignor's name on, and collect, all checks or other proceeds received by the Assignor under the Integra Note.

     2. Payments under the Note. Until the occurrence of an event of default under the CNS Note, all payments under the Integra Note shall be made to Assignor. Upon the occurrence and during the continuance of an event of default under the CNS Note, at the Assignee's discretion, all payments under the Integra Note (whether upon demand or otherwise) shall be made to the Assignee and shall be applied by the Assignee against the sums due under the CNS Note, and the Assignee shall be permitted to take all actions to collect all payments under the Integra Note. In the event Integra shall make any payments under the Integra Note to Assignor in contravention of this Agreement, Assignor shall receive and hold such payments in trust for the benefit of the Assignee and shall immediately pay over such payment to the Assignee.

     3. Representations and Warranties of Assignor. Assignor represents and warrants as follows:

        (a) Assignor has not previously assigned, transferred or pledged the Integra Note and no other person or entity has any right, title or interest thereto.


        (b) The Integra Note and Integra's remaining obligations thereunder are in full force and effect and enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or effecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

        (c) No default has occurred under the Integra Note. Integra has no defenses, setoffs or counterclaims to payment under the Integra Note, except as expressly set forth therein.

        (d) Assignor is the lawful holder of and owner of all rights under the Integra Note, and has the right and ability to assign the Integra Note and has the full right and title to the Integra Note free from any lien, security interest, encumbrance or other right whatsoever.

        (e) Assignor shall perform and fulfill all obligations and conditions to be performed and fulfilled under the Integra Note, if any, and expressly acknowledges that no duties thereunder are being imposed upon or delegated to the Assignee.

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     4. Delivery of Note. Assignor has delivered the Integra Note to the
Assignee concurrently herewith.

     5. Modifications. Assignor shall not consent to any changes or modifications to the Integra Note, nor waive, excuse, condone or in any manner release or discharge any covenant or agreement of Integra under the Integra Note without the Assignee's prior written consent.

     6. Communications. Assignor, promptly upon its receipt thereof, shall provide the Assignee with copies of all notices and other communications received by Assignor from or on behalf of Integra and relating in any way to the Integra Note.

     7. Notices. Any written notices required or permitted by this Agreement shall be effective if delivered in accordance with paragraph 8 of the CNS Note.

     8. Miscellaneous.

        (a) This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

        (b) This Assignment shall be binding upon Assignor, its successors and assigns and shall inure to the benefit of the Assignee, its successors and assigns.

        (c) This Assignment contains the entire agreement of the parties with respect to the subject matter hereof and no representation, inducement, promise or agreement between the parties with respect to the subject matter hereof which is not embodied herein shall be of any force or effect.

        (d) This Assignment may not be modified, amended or otherwise altered, except by written agreement executed by Assignor and Assignee.

        (e) CNS and Connell acknowledge and agree to the subordination provisions of the Integra Note.


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     IN WITNESS WHEREOF, Assignor and the Assignee have executed this
Assignment as of the date written above.


                                 Assignor:

                                 CLINICAL NEURO SYSTEMS HOLDINGS LLC

                                 By: Integra LifeSciences Corporation, its sole member


                                 By:
                                     -------------------------------------------
                                     Stuart M. Essig, Chief Executive Officer


                                 Assignee:

                                 CLINICAL NEURO SYSTEMS, INC.


                                 By:
                                     -------------------------------------------
                                     George J. Connell, President


                                 -----------------------------------------------
                                 GEORGE J. CONNELL

APPROVED AND AGREED:

INTEGRA LIFESCIENCES
CORPORATION


By:
    ----------------------------
     Stuart M. Essig,
     Chief Executive Officer